Exhibit 99.5

STOCK ORDER FORM	For Internal Use Only
SEND OVERNIGHT PACKAGES TO: Performance Trust Capital Partners Stock Information Center 500 W. Madison St., Suite 450 Chicago, Illinois 60661 [TBD]	Batch # Order # Priority Date

ORDER DEADLINE & DELIVERY: A Stock Order Form, properly completed and with full payment, must be received (not postmarked) before 4:00 p.m., Central Time, on [offering end date]. Subscription rights will become void after the deadline. Stock Order Forms can be delivered by (1) overnight delivery to the address indicated to the left for this purpose; (2) in-person delivery to Security Bank’s main office, located at 510 E. Monroe, Springfield, Illinois; or (3) regular mail using the stock order reply envelope provided. In-person delivery of stock order forms will be accepted only at Security Banks main office. Faxes or copies of this form may not be accepted. Security Bank reserves the right to reject improperly completed stock order forms.

PLEASE PRINT CLEARLY AND COMPLETE ALL APPLICABLE SHADED AREAS. READ THE ENCLOSED STOCK ORDER FORM INSTRUCTIONS (BLUE SHEET) AS YOU COMPLETE THIS FORM.

(1) NUMBER OF SHARES	PRICE PER SHARE	(2) TOTAL PAYMENT DUE

	× $10.00 =	$

Minimum Number of Shares: 25 ($250). Maximum Number of Shares: 20,000 ($200,000). See Stock Order Form Instructions for more information regarding maximum number of shares.
(3) METHOD OF PAYMENT – CHECK OR MONEY ORDER
Enclosed is a personal check, bank check or money order made payable to Security Midwest Bancorp, Inc. in the amount of:		$

Wire transfers and third party checks will not be accepted for this purchase. Checks and money orders will be cashed upon receipt.

(4) METHOD OF PAYMENT – ACCOUNT WITHDRAWAL

The undersigned authorizes withdrawal from the Security Bank savings or certificate of deposit account(s) listed below. There will be no early withdrawal penalty applicable for funds authorized on this form. Funds for withdrawal must be in the listed account(s) when this form is received. DO NOT LIST IRAS OR CHECKING ACCOUNTS BELOW.

For Internal Use Only	Savings or Certificate of Deposit Account Number	Withdrawal Amount(s)
$
$
	Total Withdrawal Amount	$

ATTACH A SEPARATE PAGE IF ADDITIONAL SPACE IS NEEDED.

(5) PURCHASER INFORMATION

Subscription Offering. Check the first box that applies to the purchaser(s) listed in Section 9.
a.	Depositors of Security Bank with aggregate balances of at least $50 at the close of business on July 31, 2023
b.	Depositors of Security Bank with aggregate balances of at least $50 at the close of business on September 30, 2024

c.	Depositorsof Security Bank at the close of business on [TBD]

d.	Employees,Officers and Directors of Security Bank
Community Offering. If none of the above apply to the purchaser(s) listed in Section 9, check the appropriate box below:

e.	You resideSagamon County, Illinois.

f.	You are placingan order in the Community Offering, but (e) above does not apply.

ACCOUNT INFORMATION – SUBSCRIPTION OFFERING

If you checked box (a), (b) or (c) under “Purchaser Information,” please provide the following information as of the eligibility date under which purchaser(s) listed in Section 9 below qualify in the Subscription Offering:

Name(s) on Account	Account Number

NOTE: NOT LISTING ALL ELIGIBLE ACCOUNTS, OR PROVIDING INCORRECT OR INCOMPLETE INFORMATION, COULD RESULT IN THE LOSS OF ALL OR PART OF ANY SHARE ALLOCATION. ATTACH A SEPARATE PAGE IF ADDITIONAL SPACE IS NEEDED.

(6) MANAGEMENT Check if you are a Security Bank or Security Midwest Bancorp, Inc.

Director Officer Employee Immediate family member who lives with you, as defined in the Stock Order Form Instructions

(7) MAXIMUM PURCHASER IDENTIFICATION

Check here if you, individually or together with others (see Section 8), are subscribing in the Subscription Offering for the maximum purchase allowed and are interested in purchasing more shares if the maximum purchase limitations are increased. If you do not check the box, you will not be contacted and resolicited in the event the maximum purchase limitations are increased.

(8) ASSOCIATES/ACTING IN CONCERT

Check here if you, or any associate or persons acting in concert with you, have submitted other orders for shares in the Offering. If you check the box, list below all other orders submitted by you or your associates or by persons acting in concert with you. (“Associate” and “Acting in Concert” defined on reverse side of this form)

Name(s) listed in Section 9 on other Stock Order Forms	Number of Shares	Name(s) listed in Section 9 on other Stock Order Forms	Number of Shares

(9) STOCK REGISTRATION The name(s) and address that you provide below will be reflected on your ownership statement, and will be used for other communications related to this order. Please PRINT clearly and use full first and last name(s), not initials. If purchasing in the Subscription Offering, you may not add the name(s) of others whose names are not also listed on your qualifying accounts. See Stock Order Form Instructions for further guidance.

Individual	Tenants in Common	Uniform Transfers to Minors Act (for reporting SSN, use minor’s)
Joint Tenants	Corporation	Partnership	Trust – Under Agreement Dated	Other	IRA (SSN of Beneficial Owner) - -

Name				Reporting SSN/Tax ID No.
Name				Secondary SSN/Tax ID No.
Address				Phone #
City	State	Zip	County	Email

(10) ACKNOWLEDGMENT, CERTIFICATION AND SIGNATURE(S)
I understand that, to be effective, this form, properly completed, together with full payment, must be received no later than 4:00 p.m., Central Time, on [offering end date] otherwise this form and all subscription rights will be void. (continued on reverse side of this form)

ORDER NOT VALID UNLESS SIGNED

ONE SIGNATURE REQUIRED, UNLESS SECTION 4 OF THIS FORM INCLUDES ACCOUNTS REQUIRING MORE THAN ONE SIGNATURE TO AUTHORIZE

WITHDRAWAL. IF SIGNING AS A CUSTODIAN, TRUSTEE, CORPORATE OFFICER, ETC., PLEASE INCLUDE YOUR FULL TITLE.

Signature (title, if applicable)	Date	Signature (title, if applicable)	Date

STOCK ORDER FORM – SIDE 2

(8) ASSOCIATES/ACTING IN CONCERT (continued from front of Stock Order Form)

Associate – The term Associate when used to indicate a relationship with any person means:

(1)	any corporation or organization (other than Security Midwest Bancorp, Inc., Security Bank or a majority-owned subsidiary of either of such parties) if the person is a senior officer or partner or beneficially owns, directly or indirectly, 10% or more of any class of equity securities of the corporation or organization,
(2)	any trust or other estate, if the person has a substantial beneficial interest in the trust or estate or is a trustee or fiduciary of the trust or estate except that for the purposes of the plan of conversion relating to subscriptions in the offering, a person who has a substantial beneficial interest in any non-tax-qualified employee stock benefit plan or any tax-qualified employee stock benefit plan, or who is a trustee or fiduciary of such plan, is not an Associate of such plan, and except that, for purposes of aggregating total shares that may be held by officers and directors the term “Associate” does not include any tax-qualified employee stock benefit plan, and
(3)	any person who is related by blood or marriage to such person and who lives in the same home as such person or who is a director or officer of Security Bank or Security Midwest Bancorp, Inc., or any of their parents or subsidiaries.

Acting in Concert – The term Acting in Concert means:

Knowing participation in a joint activity or interdependent conscious parallel action toward a common goal whether pursuant to an express agreement, or a combination or pooling of voting or other interests in the securities of an issuer for a common purpose pursuant to any contract, understanding, relationship, agreement or other arrangement, whether written or otherwise; a person or company that acts in concert with another person (other party) shall also be considered to be acting in concert with any person who is also acting in concert with that other party, except that any employee stock benefit plan will not be considered to be acting in concert with its trustee or a person who serves in a similar capacity solely to determine whether stock held by the trustee and stock held by the plan will be aggregated.

A person or company that acts in concert with another person (“other party”) shall also be deemed to be acting in concert with any person who is also acting in concert with that other party, except that any employee stock benefit plan will not be deemed to be acting in concert with its trustee or a person who serves in a similar capacity solely to determine whether stock held by the trustee and stock held by the plan will be aggregated.

Our directors are not treated as associates of each other solely because of their membership on the Board of Directors. We have the right to determine, in our sole discretion, whether prospective purchasers are associates or acting in concert. Persons having joint accounts, the same address, or exercising subscription rights through qualifying accounts registered to the same address at any of the eligibility dates will be assumed to be associates of, and acting in concert with, each other.

Please see the Prospectus section entitled “The Conversion and Offering — Limitations on Common Stock Purchases” for more information on purchase limitations.

(10) ACKNOWLEDGMENT, CERTIFICATION, AND SIGNATURE(S) (continued from front of Stock Order Form)

I agree that, after receipt by Security Midwest Bancorp, Inc., this Stock Order Form may not be modified or canceled without Security Midwest Bancorp, Inc.’s consent, and that if withdrawal from a deposit account has been authorized, the authorized amount will not otherwise be available for withdrawal. Under penalty of perjury, I certify that (1) the Social Security or Tax ID information and all other information provided hereon are true, correct and complete, (2) I am purchasing shares solely for my own account and that there is no agreement or understanding regarding the sale or transfer of such shares, or my right to subscribe for shares, and (3) I am not subject to backup withholding tax [cross out (3) if you have been notified by the IRS that you are subject to backup withholding]. I acknowledge that my order does not conflict with the overall purchase limitation of 40,000 shares in all categories of the offering combined, for any person or entity, together with any associate or group of persons acting in concert, as set forth in the Plan of Conversion and the Prospectus dated [TBD].

Subscription rights pertain to those eligible to subscribe in the Subscription Offering. Subscription rights are only exercisable by completing and submitting a Stock Order Form, with full payment for the shares subscribed for. Federal regulations prohibit any person from transferring or entering into any agreement directly or indirectly to transfer the legal or beneficial ownership of subscription rights, or the underlying securities, to the account of another.

I ACKNOWLEDGE THAT THE SHARES OF COMMON STOCK ARE NOT DEPOSITS OR ACCOUNTS AND ARE NOT INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY. If anyone asserts that this security is Federally insured or guaranteed, or is as safe as an insured deposit, you should call the FDIC.

While not required, we encourage you to read the Prospectus dated [TBD], including disclosure concerning the nature of the security being offered and the risks involved in the investment, in the “Risk Factors” section, beginning on page [TBD]. Risks include, but are not limited to the following:

[ To Be Determined ]

By executing this form, the investor is not waiving any rights under federal or state securities laws, including the Securities Act of 1933 and the Securities Exchange Act of 1934.

SECURITY MIDWEST BANCORP, INC.

STOCK INFORMATION CENTER: [TBD]

STOCK ORDER FORM INSTRUCTIONS – SIDE 1

Sections (1) and (2) – Number of Shares and Total Payment Due. Indicate the Number of Shares that you wish to subscribe for and the Total Payment Due. Calculate the Total Payment Due by multiplying the Number of Shares by the $10.00 price per share. The minimum purchase is 25 shares ($250). The maximum allowable purchase by a person, entity or group of persons through a single account is 20,000 shares ($200,000). Further, no person or entity together with any associate or group of persons acting in concert may purchase more than 40,000 shares ($400,000) in all categories of the offering combined. Please see the Prospectus section entitled “The Conversion and Offering – Limitations on Common Stock Purchases” for more specific information. By signing this form, you are certifying that your order does not conflict with these purchase limitations.

Section (3) – Method of Payment – Check or Money Order. Payment may be made by including with this form a personal check, bank check or money order made payable directly to Security Midwest Bancorp, Inc. Checks will be deposited upon receipt. Funds remitted by personal check must be available when your Stock Order Form is received. Indicate the amount remitted. Interest will be calculated at [TBD]% per annum from the date payment is processed until the offering is completed, at which time a subscriber will be issued a check for interest earned. Please do not remit cash, a Security Bank line of credit check, wire transfers or third party checks for this purchase.

Section (4) – Method of Payment – Account Withdrawal. Payment may be made by authorizing a withdrawal from your Security Bank savings or certificate of deposit account(s). Indicate the account number(s) and the amount(s) you wish withdrawn. Attach a separate page, if necessary. Funds designated for withdrawal must be available when this Stock Order Form is received. Upon receipt of this order, we will place a hold on the amount(s) designated by you – the funds will be unavailable to you for withdrawal thereafter. The funds will continue to earn interest within the account(s) at the contractual rate. The interest will remain in the accounts when the designated withdrawal is made, at the completion of the offering. There will be no early withdrawal penalty for withdrawal from a Security Bank certificate of deposit account. Note that you may NOT designate accounts with check-writing privileges. Please submit a check instead. If you request withdrawal from such accounts, we reserve the right to interpret that as your authorization to treat those funds as if we had received a check for the designated amount, and we will immediately withdraw the amount from your checking account(s). Additionally, you may not designate withdrawal from an IRA or other retirement account. For guidance on using retirement accounts, whether held at Security Bank or elsewhere, please contact the Stock Information Center as soon as possible – preferably at least two weeks before the [offering end date] offering deadline. See the Prospectus section entitled “The Conversion and Offering – Procedure for Purchasing Shares – Using Retirement Account Funds.” Your ability to use retirement account funds to purchase shares cannot be guaranteed and depends on various factors, including timing constraints and the institution where those funds are currently held.

Section (5) – Purchaser Information. Please check the first box that applies to the purchaser(s) listed in Section 9 of this form. Several purchase priorities in the Subscription Offering refer to depositor eligibility dates. If you check box (a), (b), or (c), please list all Security Bank deposit account numbers that the purchaser(s) had ownership in as of the applicable eligibility date. Include all forms of account ownership (e.g. individual, joint, IRA, etc.). If ordering shares for a minor, list only the minor’s eligible accounts. If ordering shares for a corporation or partnership, list only that entity’s eligible accounts. Attach a separate page, if necessary. Failure to complete this section, or providing incorrect or incomplete information, could result in a loss of part or all of your share allocation in the event of an oversubscription.

See the Prospectus section entitled “The Conversion and Offering” for further details about the Subscription Offering.

Section (6) – Management. Check the box if you are a Security Bank or Security Midwest Bancorp, Inc. director, officer or employee, or a member of their immediate family who live in the same house. Immediate family includes spouse, parents, siblings and children who live in the same house as the director, officer or employee.

Section (7) – Maximum Purchaser Identification. Check the box, if applicable. Failure to check the box may result in you not receiving notification in the event the maximum purchase limit(s) is/are increased. If you checked the box but have not subscribed for the maximum amount in the Subscription Offering, you also may not receive this notification.

Section (8) – Associates/Acting in Concert. Check the box, if applicable, and provide the requested information. Attach a separate page if necessary.

Section (9) – Stock Registration. Clearly PRINT the name(s) in which you want the shares registered and the mailing address for all correspondence related to your order, including a stock ownership statement. Each Stock Order Form will generate one stock ownership statement, subject to the stock allocation provisions described in the Prospectus. IMPORTANT: Subscription rights are non-transferable. When placing an order in the Subscription Offering, you may not add the names of others whose names are not also listed on your qualifying deposit accounts. A Social Security or Tax ID Number must be provided. The first number listed will be identified with the stock for tax reporting purposes. Listing a phone number and email address are important in the event we need to contact you about this form. NOTE FOR FINRA MEMBERS. If you are a member of the Financial Industry Regulatory Authority (“FINRA”), or a person affiliated or associated with a FINRA member, you may have additional reporting requirements. Please report this subscription in writing to the applicable department of the FINRA member firm within one day of payment thereof.

(over)

SECURITY MIDWEST BANCORP, INC.

STOCK INFORMATION CENTER: [TBD]

STOCK ORDER FORM INSTRUCTIONS – SIDE 2

Form of Stock Ownership. For reasons of clarity and standardization, the stock transfer industry has developed uniform stockholder registrations for issuance of stock ownership statements. Beneficiaries may not be named on stock registrations. If you have any questions on wills, estates, beneficiaries, etc., please consult your legal advisor. When registering stock, do not use two initials – use the full first name, middle initial and last name. Omit words that do not affect ownership such as “Dr.” or “Mrs.” Check the one box that applies.

Designating Beneficiaries. Multiple beneficiaries may not be named on stock registrations. However, you may specify a single person as a Transfer on Death (“TOD”) recipient. To designate such a person, include the person’s full name preceded by TOD, for example, “TOD John A Smith”.

Buying Stock Individually – Used when shares are registered in the name of only one owner. To qualify in the Subscription Offering, the individual named in Section 9 of the Stock Order Form must have had an eligible deposit account at Security Bank at the close of business on one of the dates identified in section 5 of the stock order form or be an officer, director or employee of Security Bank.

Buying Stock Jointly – To qualify in the Subscription Offering, the persons named in Section 9 of the Stock Order Form must have had an eligible deposit account at Security Bank at the close of business on one of the dates identified in section 5 of the stock order form or be an officer, director or employee of Security Bank.

Joint Tenants (with rights of survivorship) – Is used to identify two or more owners where, upon the death of one co-tenant, ownership will pass automatically to the surviving tenant(s). All owners must agree to the sale of shares.

Tenants in Common – Is used to identify two or more owners where, upon the death of one co-tenant, ownership of the stock will be held by the surviving co-tenant(s) and by the heirs of the deceased co-tenant. All owners must agree to the sale of shares.

Buying Stock for a Minor – Shares may be held in the name of a custodian for a minor under the Uniform Transfer to Minors Act. To qualify in the Subscription Offering, the minor (not the custodian) named in Section 9 of the Stock Order Form must have had an eligible deposit account at Security Bank at the close of business on one of the dates identified in section 5 of the stock order form. Include only the minor’s Tax ID number, for tax reporting purposes.

The standard abbreviation for custodian is “CUST.” The Uniform Transfer to Minors Act is “UTMA.” Include the state abbreviation. For example, stock held by John Smith as custodian for Susan Smith under the Maryland Uniform Transfer to Minors Act should be registered as John Smith CUST Susan Smith UTMA-IL (list only the minor’s social security number).

Buying Stock for a Corporation/Partnership – On the first name line indicate the name of the corporation or partnership and indicate the entity’s Tax ID Number for reporting purposes. To qualify in the Subscription Offering, the corporation or partnership named in Section 9 of the Stock Order Form must have had an eligible deposit account at Security Bank at the close of business on one of the dates identified in section 5 of the stock order form or be an officer, director or employee of Security Bank.

Buying Stock in a Trust/Fiduciary Capacity – Indicate the name of the fiduciary and the capacity under which the fiduciary is acting (for example, “Executor”), or name of the trust, the trustees and the date of the trust. Indicate the Tax ID Number to be used for reporting purposes. To qualify in the Subscription Offering, the entity named in Section 9 of the Stock Order Form must have had an eligible deposit account at Security Bank at the close of business on one of the dates identified in section 5 of the stock order form or be an officer, director or employee of Security Bank.

Buying Stock in a Self-Directed IRA – Registration should reflect the custodian or trustee firm’s registration requirements. For example, on the first name line, indicate the name of the brokerage firm, followed by CUST. On the second name line, indicate the name of the beneficial owner and type of retirement account (for example, “FBO John Smith IRA”). You can indicate an account number or other underlying information, and should use the custodian firm’s address and department to which all correspondence should be mailed related to this order, including a stock ownership statement. Indicate the custodian’s Tax ID Number for tax reporting purposes. Also provide the Social Security Number of the beneficial owner of the IRA where indicated.

Section (10) – Acknowledgment, Certification and Signature(s). Sign and date the Stock Order Form where indicated. Before you sign, please carefully review the information you provided and read the acknowledgment. Verify that you have printed clearly and completed all applicable shaded areas on the Stock Order Form. Only one signature is required, unless any account listed in Section 4 requires more than one signature to authorize a withdrawal. If anyone asserts that this security is Federally insured or guaranteed, or is as safe as an insured deposit, you should call the Federal Deposit Insurance Corporation.

Please review the Prospectus carefully before making an investment decision. Deliver your completed Stock Order Form, with full payment or deposit account withdrawal authorization, so that it is received (not postmarked) before 4:00 p.m., Central Time, on [offering end date]. Stock Order Forms can be delivered by overnight delivery to the Stock Information Center address provided on the Stock Order Form, by in-person delivery to Security Bank’s main office, located at 510 E. Monroe, Springfield, Illinois, or by using the enclosed Stock Order Reply Envelope. In-person delivery of stock order forms will be accepted only at Security Bank’s main office. Do not deliver this form in-person to any other location. Do not mail Stock Order Forms to Security Bank offices. Faxes or copies of this form may not be accepted. Security Midwest Bancorp, Inc. reserves the right to reject improperly completed stock order forms.

OVERNIGHT DELIVERY can be made to the Stock Information Center address provided on the front of the Stock Order Form.

QUESTIONS? Call our Stock Information Center, at [TBD], from 9:00 a.m. to 4:00 p.m., Central Time, Monday through Friday. The Stock Information Center is not open on bank holidays.